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                                                                  EXECUTION COPY

                                  $100,000,000

                           OUTSOURCING SOLUTIONS INC.

                     11% Senior Subordinated Notes due 2006

                               Purchase Agreement

                                                                October 31, 1996

Goldman, Sachs & Co.
Chase Securities Inc.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

      Outsourcing Solutions Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $100,000,000 principal amount of the Company's 11% Senior Subordinated Notes due 2006 (the "Securities"), which are for resale by the Purchasers to qualified institutional buyers (within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act")) ("Qualified Institutional Buyers") in reliance upon Rule 144A and to a limited number of institutional accredited investors (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("Regulation D"))("Institutional Accredited Investors"), and the remainder of the Securities is being offered by the Purchasers through Goldman Sachs International and Chase Manhattan International Limited, as their selling agents, outside the United States in reliance on Regulation S under the Securities Act. The Company will offer and sell the Securities (the "Offering") in connection with the acquisition (the "Payco Acquisition") by the Company of Payco American Corporation ("Payco"). The Securities and the Exchange Securities (as defined below) will be fully and unconditionally guaranteed (the "Guarantees") as to payment of principal, interest, liquidated damages, if any, and premium, if any, on an unsecured, senior subordinated basis, jointly and severally by each of (i) the Company's current Subsidiaries (as defined) and Payco and each of its current wholly-owned domestic Subsidiaries (each a "Guarantor," and collectively, the "Guarantors") and (ii) each future Restricted Subsidiary of the Company. Upon consummation of the Payco Acquisition, each of the Guarantors will be a wholly-owned subsidiary of the Company or a Guarantor.


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      It is understood by the parties that concurrently with the Offering and the Payco Acquisition, the Company will enter into the following additional transactions (together with the Offering and the Payco Acquisition, the "Transactions"): (i) the Company will repay a portion of its existing indebtedness and terminate its existing credit agreements and (ii) the Company will execute the New Bank Credit Facility (as defined in the Offering Circular), which will provide borrowing availability of up to $200.0 million. Consummation of the Offering, the Payco Acquisition and the other Transactions are conditioned upon each other.

      Capitalized terms used herein and not otherwise defined are used as defined in the Offering Circular (as defined below).

      1. The Company and each of the Guarantors represents and warrants to, and agrees with, each of the Purchasers that:

            (a) A preliminary offering circular, dated October 14, 1996 (the "Preliminary Offering Circular") and an offering circular, dated October 31, 1996 (the "Offering Circular"), in each case including the international supplement thereto which is attached to and made a part of the Preliminary Offering Circular and the Offering Circular, have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities. Neither the Preliminary Offering Circular nor the Offering Circular and any amendments or supplements thereto did or will, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or any Guarantor by or on behalf of the Purchasers expressly for inclusion in the Preliminary Offering Circular or the Offering Circular or any amendments or supplements thereto.

            (b) Assuming the Securities are issued, sold and delivered under the circumstances contemplated by the Offering Circular and this Agreement, that the representations and warranties and covenants of the Purchasers contained in Section 3 hereof are true, correct and complete, and that the Purchasers comply with their covenants in Section 3 hereof, (i) registration under the Securities Act of the Securities or qualification of the Indenture (as defined below) in respect of the Securities under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is not required in connection with the offer and sale of the Securities to the Purchasers in the manner contemplated by the Offering Circular or this Agreement and (ii) initial resales of the Securities by the Purchasers on the terms and in the manner set forth in the Offering Circular and Section 3 hereof are exempt from the registration requirements of the Securities Act.

            (c) Subsequent to the respective dates as of which information is given in the Offering Circular, except as set forth in the Offering Circular, (i) neither the Company nor the Guarantors have incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and the Guarantors, nor


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      entered into any transaction not in the ordinary course of business, (ii)
      except as contemplated by the Offering Circular, there has not been any decrease in the Company's or any Guarantor's capital stock or increase in long-term debt or any payment of or declaration to pay any dividends or other distribution with respect to the capital stock of the Company or any Guarantor, (iii) neither the Company nor the Guarantors has sustained since the date of the audited financial statements included in the Offering Circular any material loss or interference with its business, whether or not covered by insurance, otherwise than as set forth in or contemplated by the Offering Circular and (iv) there has not been any material adverse effect on the business, properties, results of operations, prospects or condition (financial or otherwise) of the Company and the Guarantors, taken as a whole (a "Material Adverse Effect").

            (d) The Company and the Guarantors have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or the Guarantors; and any real property and buildings held under lease by the Company or the Guarantors are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Guarantors;

            (e) Each of the Company and the Guarantors has been duly incorporated and is and (after giving effect to the Payco Acquisition) will be validly existing in good standing under the laws of its respective jurisdiction of incorporation, with power and authority (corporate or partnership) to own its properties and conduct its business as described in the Preliminary Offering Circular and the Offering Circular, is and (after giving effect to the Payco Acquisition) will be duly qualified to do business as a foreign corporation (or otherwise) and is in good standing in all other jurisdictions where the ownership of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

            (f) The Company and the Guarantors have all requisite corporate or partnership power (as the case may be) and authority to execute, deliver and perform their obligations under this Agreement, the Indenture, the Securities, the Guarantees, the Registration Rights Agreement (as defined below), the Exchange Securities and the New Bank Credit Agreement (collectively, with the Acquisition Documents (as defined below), the "Operative Documents") and the Agreement and Plan of Merger, dated as of August 13, 1996, by and among the Company, Boxer Acquisition Corp. and Payco American Corporation, and each other document entered into in connection with the Payco Acquisition (collectively, as such documents are amended prior to the date hereof, the "Acquisition Documents") to which they are, or will be, a party and to consummate the transactions contemplated hereby and thereby, including without limitation the corporate power and authority to issue, sell and deliver the Securities and the Exchange Securities and to issue the Guarantees of the Securities and the Exchange Securities, as applicable, as provided herein and therein;


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            (g) Each of the Preliminary Offering Circular and the Offering
      Circular, as of their respective dates, contains the information specified in Rule 144A(d)(4) under the Securities Act.

            (h) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each of the Guarantors have been and (after giving effect to the Payco Acquisition) will have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company or a Guarantor, free and clear of all liens, encumbrances, equities or claims, except as described in the Offering Circular;

            (i) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated the Time of Delivery (as defined below) (the "Indenture") among the Company, the Guarantors and Wilmington Trust Company, as trustee (the "Trustee"), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

            (j) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

            (k) The registration rights agreement (the "Registration Rights Agreement"), to be dated the Time of Delivery, has been duly authorized by the Company and the Guarantors and, when duly executed and delivered by the Company and the Guarantors, will be the valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, as to rights of indemnification or contribution, to principles of public policy or federal or state securities laws relating thereto; pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein a registration statement under the Securities Act relating to another series of debt securities of the Company with terms substantially identical to the Securities (the "Exchange Securities") to be offered in exchange for the Securities (the "Exchange Offer"), and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain


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      holders of the Securities, and to use their best efforts to cause such registration statements to be declared effective; the Exchange Securities have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law);

            (l) The New Bank Credit Agreement has been duly authorized and, when duly executed and delivered by the Company, will be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

            (m) Each of the Acquisition Documents has been duly authorized by the Company and the Guarantors party thereto and, when duly executed and delivered by the Company and the Guarantors party thereto, will be the valid and legally binding obligation of the Company and the Guarantors party thereto, enforceable against the Company and the Guarantors party thereto in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

            (n) The Guarantees of the Securities have been duly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Securities have been issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be the valid and legally binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Guarantees of the Securities, when issued, will conform in all material respects to the description thereof in the Offering Circular;

            (o) The Guarantees of the Exchange Securities have been duly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Exchange Securities are issued and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, will be the valid and legally binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Guarantees of the


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      Exchange Securities, when issued, will conform in all material respects to the description thereof in the Offering Circular;

            (p) Except as disclosed in the Preliminary Offering Circular and the Offering Circular, there are and (after giving effect to the Payco Acquisition) will be no outstanding (A) securities or obligations of the Company or any of the Guarantors convertible into or exchangeable for any capital stock of the Company or any such Guarantor, (B) warrants, rights or options to subscribe for or purchase from the Company or any of the Guarantors any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any of the Guarantors to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or option;

            (q) There are and (after giving effect to the Payco Acquisition) will be no holders of securities of the Company or any of the Guarantors who, by reason of the execution of this Agreement or any other Operative Document by the Company or the Guarantors, as the case may be, or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand the Company or any of the Guarantors to register under the Securities Act or analogous foreign laws and regulations any securities held by them (other than pursuant to the Registration Rights Agreement);

            (r) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

            (s) Prior to the date hereof, none of the Company, the Guarantors or any of their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

            (t) The issue and sale of the Securities and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement, this Agreement and each of the other Operative Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company or any of the Guarantors is subject, (B) the provisions of the Certificate of Incorporation, By-laws or partnership agreement (as applicable) of the Company or any of the Guarantors or (C) (assuming compliance with all applicable state securities or Blue Sky laws and assuming the accuracy of the representations and warranties of the Purchasers contained herein) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their properties, except, in the case of clauses (A) and (C), for such conflicts, breaches, violations or defaults as would not have


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      a Material Adverse Effect and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Indenture or any other Operative Document, except for the filing of a registration statement by the Company and the Guarantors with the Commission pursuant to the Securities Act pursuant to Section 5(k) hereof and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

            (u) Neither the Company nor any of the Guarantors is or (after giving effect to the Payco Acquisition) will be in violation of its Certificate of Incorporation, By-laws or partnership agreement (as applicable) or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except to the extent that such failure or default would not have a Material Adverse Effect;

            (v) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of the Guarantors is a party or of which any property of the Company or any of the Guarantors is the subject which, if determined adversely to the Company or any of the Guarantors, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (w) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

            (x) Neither the Company nor any of the Guarantors is and (after giving effect to the offering and sale of the Securities) will be an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

            (y) None of the Company, the Guarantors or any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to the Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

            (z) Within the preceding six months, none of the Company, the Guarantors or any other person acting on behalf of the Company or any of the Guarantors has offered or sold to any person any Securities, or any securities of the same or a similar class as


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      the Securities, other than the Securities offered or sold to the
      Purchasers hereunder. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company or the Guarantors, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

            (aa) None of the Company, the Guarantors or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

            (ab) The consolidated historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Circular and the Offering Circular comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act and fairly present the consolidated financial position of each of the Company (and Account Portfolios, L.P. as predecessor) and its Subsidiaries and Payco and its Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods (except as otherwise disclosed therein). The pro forma financial statements contained in the Offering Circular have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and reflect the proposed transactions contemplated by this Agreement and the other Operative Documents. The other financial and statistical information and data included in the Preliminary Offering Circular and the Offering Circular, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Guarantors;

            (ac) Deloitte & Touche LLP, Schweitzer Rubin Karon & Bremer and Arthur Andersen LLP, who have certified certain financial statements of the Company and the Guarantors, are each independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

            (ad) The present fair saleable value of the assets of the Company and the Guarantors, taken as a whole, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including the maximum amount of liability that may reasonably be expected to result from contingent liabilities) of the Company and the Guarantors as they become absolute and matured. The assets of the Company and the Guarantors, taken as a whole, do not constitute unreasonably small capital to carry out their business as conducted or as proposed to be conducted. The Company does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature. The Company does not intend to permit any of the Guarantors to incur debts beyond its ability to pay such debts as they mature. Upon


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      consummation of the Payco Acquisition and the closing of the New Bank
      Credit Agreement and upon the issuance of the Securities and the Guarantees, the present fair saleable value of the assets of the Company and the Guarantors, taken as a whole, will exceed the amount that will be required to be paid on or in respect of their existing debts and other liabilities (including the maximum amount of liability that may reasonably be expected to result from contingent liabilities) as they become absolute and matured, and the assets of the Company and the Guarantors, taken as a whole, will not constitute unreasonably small capital to carry out their business as now conducted or as proposed to be conducted, including the capital needs of the Company and the Guarantors, taking into account the projected capital requirements and capital availability of the Company and the Guarantors;

            (ae) Each of the Company and the Guarantors has complied in all respects with all laws, regulations and orders applicable to it or its businesses the violation of which would have a Material Adverse Effect;

            (af) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and the Guarantors has and (after giving effect to the Payco Acquisition) will have all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has and (after giving effect to the Payco Acquisition) will have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to engage in the business currently conducted by it in the manner described in the Offering Circular; (ii) all such Authorizations are and (after giving effect to the Payco Acquisition) will be valid and in full force and effect and (iii) each of the Company and the Guarantors is and (after giving effect to the Payco Acquisition) will be in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto;

            (ag) Each of the Company and the Guarantors owns or possesses or has and (after giving effect to the Payco Acquisition) will own, possess or have the right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by it in connection with, and material to, individually or in the aggregate, the operation of the businesses now operated by it, and neither the Company nor any of the Guarantors has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. The use of suchIntellectual Property in connection with the business and operations of the Company and the Guarantors does not and (after giving effect to the Payco Acquisition) will not infringe on the rights of any person, except as would not, individually or in the aggregate, result in a Material Adverse Effect;

            (ah) All tax returns required to be filed by the Company or any of the Guarantors in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith, except where the failure to so file any such returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse


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      Effect. There are no tax returns of the Company or any of the Guarantors that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or any of the Guarantors has received notice), where the findings of such audit, if adversely determined, would result in a Material Adverse Effect. All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest;

            (ai) Each of the Company and the Guarantors maintains insurance covering its properties, operations, personnel and businesses which insures against such losses and risks as are adequate in accordance with its reasonable business judgment to protect the Company and the Guarantors and their businesses. Neither the Company nor the Guarantors has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Time of Delivery;

            (aj) Except as disclosed in the Preliminary Offering Circular and the Offering Circular (including, without limitation, the documents incorporated by reference therein), there are no business relationships or related party transactions which would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission and each business relationship or related party transaction described therein is a fair and accurate description of the relationships and transactions so described;

            (ak) Each of the Company and the Guarantors is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Guarantor would have any liability; neither the Company nor any of the Guarantors has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Guarantor would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except, in each case, as would not have a Material Adverse Effect;

            (al) There is (i) no material unfair labor practice complaint pending against the Company or any of the Guarantors, or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Guarantors, or, to the best knowledge of the Company, threatened against any of them, (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company or any of the Guarantors nor, to the best knowledge of the Company, threatened against the Company or any of the Guarantors and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of the Guarantors and, to the best knowledge of the Company, no union organizing activities are taking place, except, in each case, as would not have a Material Adverse Effect;

            (am) Each of the Company and the Guarantors is in material compliance with all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants;

            (an) None of the Company or the Guarantors, or, to the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Guarantors, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except such as would not have a Material Adverse Effect;

            (ao) Each of the Company and the Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
      (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto;

            (ap) Other than as contemplated by or described in this Agreement, any other Operative Document and the Preliminary Offering Circular and the Offering Circular, there is no broker, finder or other party that is entitled to receive from the Company or any of the Guarantors any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement or any of the Operative Documents;

            (aq) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Purchasers or counsel for the Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Purchasers as to the matters covered thereby; and

            (ar) The Company has delivered to the Purchasers true and correct, executed copies of each of the Operative Documents which has been executed prior to or on the date hereof and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto other than those as to which the Purchasers shall previously have been advised and shall not have reasonably objected after being furnished a copy thereof.

      2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agree, to purchase from the Company, at a purchase price of 97% of the principal amount thereof, plus accrued interest, if any, from October 31, 1996 to the Time of Delivery hereunder, the principal amount of the Securities set forth opposite the name of such Purchaser in Schedule I hereto.

      3. Upon authorization by you of the release of the Securities, the Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company and the Guarantors that:

            (a) It will offer and sell the Securities only to (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A or, (ii) institutions which it reasonably believes are "accredited investors" ("Institutional Accredited Investors") within the meaning of Rule 501 under the Securities Act, which institutions shall execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Circular prior to their purchase of the Securities or, (iii) upon the terms and conditions set forth in Annex I to this Agreement;

            (b)   It is an Institutional Accredited Investor;

            (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act; and

            (d) It is not acquiring the Securities with a view to any distribution thereof that is part of a plan or scheme to evade the registration requirements of the Securities Act.

      4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian; provided, however, that such Securities, if any, as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior to notice to the Company (such request to include the authorized denominations and the names in which they are to be registered), shall be delivered in definitive certificated form. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in Federal (same day) funds by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"), or in the case of Securities in definitive certificated form, at the offices of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November 6, 1996 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

            (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Sections 7(o) and 7(p) hereof, will be delivered at such time and date at the offices of White & Case, 1155 Avenue of the Americas, New York, New York 10036 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5. The Company and the Guarantors agree with each of the Purchasers:

            (a) To prepare the Preliminary Offering Circular and the Offering Circular in a form approved by you and not to amend or supplement the Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto unless the Purchasers shall previously have been advised thereof and shall not have reasonably objected thereto within two business days after being furnished a copy thereof, and to furnish you with copies thereof;

            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor any of the Guarantors shall be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in excess of a nominal dollar amount in any jurisdiction;

            (c) If, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

            (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities;

            (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

            (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of the Securities, to furnish at its expense, upon request, to holders of the Securities and prospective purchasers of Securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

            (g) To use its best efforts to cause such Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

            (h) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and the Guarantors certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), consolidated summary financial information of the Company and the Guarantors for such quarter in reasonable detail;

            (i) During a period of five years from the date of the Offering Circular (so long as any of the Securities or Exchange Securities remain outstanding) to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company or any Guarantor is listed; and (ii) such additional information concerning the business and financial condition of the Company or any Guarantor as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Guarantors are consolidated in reports furnished to its shareholders generally or to the Commission);

            (j) During the period of three years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

            (k) The Company shall file and use its best efforts to cause to be declared or become effective under the Securities Act, on or prior to 45 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of the Exchange Securities, and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to
Section 4(1) of the Securities Act; and

            (l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds."

      6. The Company and the Guarantors covenant and agree with each Purchaser that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and the Guarantors' counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any agreement among Purchasers, this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Securities;
(v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and (viii) all other costs and expenses incident to the performance of its obligations hereunder and under the Indenture, Registration Rights Agreement and each other Operative Document which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

      7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) Latham & Watkins, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and Latham & Watkins shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

            (b) White & Case, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  i. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as currently conducted;

                  ii. The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                  iii. Each of the Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and, to such counsel's knowledge, (except for (a) directors' qualifying shares and (b) liens granted in connection with the New Bank Credit Facility are owned directly or indirectly by the Company or a Guarantor) free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or the Guarantors, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                  iv. The Company and each of the Guarantors has corporate or partnership power and authority, as applicable, to execute, deliver and perform this Agreement and the agreements contemplated herein, as applicable, the Company has corporate power and authority to authorize, issue, sell and deliver the Securities as contemplated by this Agreement and each Guarantor has corporate or partnership power and authority to authorize, issue and deliver its Guarantee as contemplated by this Agreement;

                  v. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

                  vi. The Securities have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered by the Company and paid for by the Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Securities by the Trustee in accordance with the terms of the Indenture) will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  vii. The Indenture has been duly authorized, executed and delivered by the parties thereto and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding instrument, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  viii. The Registration Rights Agreement has been duly authorized by the Company and the Guarantors and is the valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  ix. The Exchange Securities have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  x. The Guarantees of the Securities have been duly authorized by each of the Guarantors and are the valid and legally binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  xi. The Guarantees of the Exchange Securities have been duly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Exchange Securities are issued and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, will be the valid and legally binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  xii. The New Bank Credit Agreement has been duly authorized and is the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  xiii. Each of the Acquisition Documents has been duly authorized by the Company and the Guarantors party thereto and is the valid and legally binding obligation of the Company and the Guarantors party thereto, enforceable against the Company and the Guarantors party thereto in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  xiv. The issue and sale of the Securities and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Guarantees, the Indenture, this Agreement, the Registration Rights Agreement and each of the other Operative Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Guarantors is a party or by which the Company or any of the

      Guarantors is bound or to which any of the property or assets of the Company or any of the Guarantors is subject, (B) the Certificate of Incorporation, By-laws (or similar organizational documents) of the Company or any of the Guarantors or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their properties, except in the case of clauses (A) and (C), for such conflicts, breaches, violations or defaults as would not have a Material Adverse Effect;

                  xv. To the knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement and each of the other Operative Documents, except for the filing of a registration statement by the Company and the Guarantors with the Commission pursuant to the Securities Act pursuant to
      Section 5(k) hereof and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

                  xvi. The statements set forth in the Offering Circular under the captions "Certain Relationships and Related Transactions--Acquisition Arrangements," "--Advisory Services Agreement," "--Arrangements with Certain Affiliates," "--Master Services Agreement," "Description of Notes" and "Description of New Bank Credit Facility; Other Indebtedness," insofar as they purport to constitute a summary of the terms of the Securities and insofar as they purport to describe the provisions of legal documents, are accurate summaries thereof in all material respects;

                  xvii. No registration of the Securities under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement, in each case assuming (a) that the persons who buy the Securities in the initial resale thereof are QIBs or Institutional Accredited Investors or purchase such Securities outside the United States in reliance on Regulation S under the Securities Act, (b) the accuracy of the Purchasers' representations contained herein and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of the Securities to the Purchasers and the initial resale thereof, and (c) the accuracy of the representations and warranties made by each accredited investor as set forth in the letters of representation executed by such accredited investors in the form of Annex A to the Offering Circular;

                  xviii. Each of the Preliminary Offering Circular and the Offering Circular, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act;

                  xix. Prior to the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act;

                  xx. Neither the Company nor any of the Guarantors is an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act; and

                  xxi. Although such counsel has not independently verified the accuracy, completeness or fairness of such statements, such counsel does not believe that the Preliminary Offering Circular and the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (c) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP, Arthur Andersen LLP and Schweitzer Rubin Karon & Bremer shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and your counsel.

            (d) (i) Neither the Company nor any of the Guarantors shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of the Guarantors or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Guarantors, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the Offering of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular.

            (e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

            (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ National Market ("NASDAQ"); (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the offering of the Securities on the terms and in the manner contemplated hereby and in the Offering Circular.

            (g) The Securities have been designated for trading on PORTAL.

            (h) The Company and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Guarantors satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantors of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in the first paragraph of this Section 7 and in subsections (d) and (e) of this Section 7 and as to such other matters as you may reasonably request.

            (i) The Company, the Guarantors and the Trustee shall have entered into the Indenture and the Purchasers shall have received counterparts, conformed as executed thereof.

            (j) The Company, the Guarantors and the Purchasers shall have entered into the Registration Rights Agreement and the Purchasers shall have received counterparts, conformed as executed, thereof.

            (k) The Company and each other party thereto shall have entered into the New Bank Credit Facility and the Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements executed in connection therewith.

            (l) There shall exist at and as of the Time of Delivery no conditions that would constitute a default (or an event that with notice or the lapse of time, or both would constitute a default) under the New Bank Credit Facility. On the Closing Date, the New Bank Credit Facility shall be in full force and effect and shall not have been modified.

            (m) The Company shall have entered into each of the Acquisition Documents, the form and substance of each of which shall be reasonably acceptable to the Purchasers (provided that any Acquisition Document which was entered into prior to the date of this Agreement shall be deemed acceptable to the Purchasers in form and substance for purposes of this Section 7), and the Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith. Each Acquisition Document shall be in full force and effect.

            (n) The lenders under the Company's existing credit agreements shall have delivered letters of satisfaction of discharge to the Company in connection with the Company's repayment and termination of its existing credit agreements and the Company shall have delivered such letters to the Purchasers.

            (o) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this
Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

            (p) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

      8. (a) The Company and the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which it may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor any of the Guarantors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or any of the Guarantors by or on behalf of either Purchaser through Goldman, Sachs & Co. expressly for inclusion in the Preliminary Offering Circular or the Offering Circular.

            (b) Each Purchaser will, severally and not jointly, indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or any of the Guarantors may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for inclusion in the Preliminary Offering Circular or the Offering Circular and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company or the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions in respect of the Securities exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of the Company and the Guarantors under this
Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act; and the obligations of the Purchasers under this
Section 8 shall be in addition to any liability which the respective Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantors and to each person, if any, who controls the Company and the

Guarantors within the meaning of the Securities Act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification from any person who was not guilty of such fraudulent misrepresentation.

      9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

            (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

      10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors and the Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company or any Guarantor or any officer or director or controlling person of the Company or any Guarantor, and shall survive delivery of and payment for the Securities.

      11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Guarantors shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but if for any other reason the Securities are not delivered by or on behalf of the Company and the Guarantors as provided herein, the Company and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Guarantors shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

      12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company or the Guarantors shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company or the Guarantor, as the case may be, set forth in the Offering Circular, provided, however, that any notice to an Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by Goldman, Sachs & Co. upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, any of the Guarantors or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

      14.   Time shall be of the essence of this Agreement.

      15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

      If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Company and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                   Very truly yours,

                                   Outsourcing Solutions Inc.


                                   By:  /s/ Tyler T. Zachem
                                        ----------------------------
                                        Name: Tyler T. Zachem
                                        Title:  Vice President


                                   CFC Services Corp.


                                   By:  /s/ Tyler T. Zachem
                                        ----------------------------
                                        Name: Tyler T. Zachem
                                        Title:  Vice President


                                   A.M. Miller & Associates, Inc.


                                   By:  /s/ Tyler T. Zachem
                                        ----------------------------
                                        Name: Tyler T. Zachem
                                        Title:  Assistant Secretary


                                   The Continental Alliance, Inc.


                                   By:  /s/ Tyler T. Zachem
                                        ----------------------------
                                        Name: Tyler T. Zachem
                                        Title:  Vice President


                                   Alaska Financial Services, Inc.


                                   By:  /s/ Tyler T. Zachem
                                        ----------------------------
                                        Name: Tyler T. Zachem
                                        Title:  Vice President

                                   Southwest Credit Services, Inc.


                                   By:  /s/ David E. King
                                        ----------------------------
                                        Name: David E. King
                                        Title:  Assistant Secretary


                                   Account Portfolios, Inc.


                                   By:  /s/ David E. King
                                        ----------------------------
                                        Name: David E. King
                                        Title:  Vice President


                                   Account Portfolios G.P., Inc.


                                   By:  /s/ David E. King
                                        ----------------------------
                                        Name: David E. King
                                        Title:  Vice President


                                   Account Portfolios, L.P.
                                     By Account Portfolios G.P.,
                                     Inc., its general partner


                                   By:  /s/ David E. King
                                        ----------------------------
                                        Name: David E. King
                                        Title:  Vice President


                                   Perimeter Credit, L.P.
                                     By Account Portfolios G.P.,
                                     Inc., its general partner


                                   By:  /s/ David E. King
                                        ----------------------------
                                        Name: David E. King
                                        Title:  Vice President

                                   Gulf State Credit, L.P.
                                     By Account Portfolios G.P.,
                                     Inc., its general partner


                                   By:  /s/ David E. King
                                        ----------------------------
                                        Name: David E. King
                                        Title:  Vice President


Accepted as of the date hereof:
Goldman, Sachs & Co.
Chase Securities Inc.


By: /s/ Goldman, Sachs & Co.
    ------------------------------
      (Goldman, Sachs & Co.)


Chase Securities Inc.


By: /s/ Tom Walker
    ------------------------------
    Name: Tom Walker
    Title:  Managing Director

                                SCHEDULE I

                                                                     Principal
                                                                     Amount of
                                                                    Securities
                                                                       to be
                           Purchasers                                Purchased
                                                                     ---------

Goldman, Sachs & Co............................................   $  70,000,000
Chase Securities Inc...........................................   $  30,000,000
 Total.........................................................   $ 100,000,000

                                     ANNEX I

                          TERMS AND CONDITIONS OF SALES
                   UNDER REGULATION S UNDER THE SECURITIES ACT

      1. The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or, Rule 144A or pursuant to Paragraph 2 of this Annex I under the Securities Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule
144A) or pursuant to Paragraph 2 of this Annex I, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

      Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

      2. Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

      3. Each Purchaser further represents and agrees that (i) it has not offered or sold, and prior to the date six months after the date of issue of the Securities will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

      4. Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.


                                       A-2